UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2025

 iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation)
001-36414		77-0259335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive
Bedford, MA 01730
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IRBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

At the annual meeting of stockholders (“Annual Meeting”) of iRobot Corporation (the “Company”) held on May 16, 2025, the Company’s stockholders approved an amendment (“Plan Amendment”) to the iRobot Corporation 2018 Stock Option and Incentive Plan, as amended (the “2018 Plan”), to increase the maximum number of shares of common stock, par value $0.01 per share (“Common Stock”), reserved and issuable under the 2018 Plan by 1,700,000 shares.

A summary of the Plan Amendment is contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2025 (“Proxy Statement”), in connection with the Annual Meeting under the heading “Proposal 7 - Approval of an Amendment to the 2018 Stock Option and Incentive Plan” and is incorporated herein by reference.

The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the full text of the 2018 Plan and the Plan Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 16, 2025 to consider and vote on the matters listed below. The proposals are described in detail in the Proxy Statement. The final voting results from the meeting are set forth below.

Proposal 1

Neil Goldman and Julien Mininberg were elected as Class II members to the Company’s board of directors (the “Board”), each to serve for a three-year term and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Votes were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Neil Goldman	9,418,018	1,235,238	73,744	9,170,396
Julien Mininberg	9,150,019	1,445,716	131,265	9,170,396

Proposal 2

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the 2025 fiscal year was ratified. Votes were as follows:

For	Against	Abstain	Broker Non-Votes
19,112,583	709,866	74,947	0

Proposal 3

The amendments to the Company’s amended and restated certificate of incorporation to eliminate supermajority voting standards were not approved, as the affirmative vote of 75% of the outstanding shares entitled to vote was required for approval. Votes were as follows:

For	Against	Abstain	Broker Non-Votes
10,295,982	409,587	21,431	9,170,396

Proposal 4

The amendments to the Company’s amended and restated certificate of incorporation to declassify the Board were not approved, as the affirmative vote of 75% of the outstanding shares entitled to vote was required for approval. Votes were as follows:

For	Against	Abstain	Broker Non-Votes
10,338,797	327,701	60,502	9,170,396

Proposal 5

The amendments to the Company’s amended and restated certificate of incorporation to eliminate the prohibition on stockholders’ ability to call a special meeting were not approved, as the affirmative vote of 75% of the outstanding shares entitled to vote was required for approval. Votes were as follows:

For	Against	Abstain	Broker Non-Votes
10,241,135	454,516	31,349	9,170,396

Proposal 6

The amendment to the Company’s amended and restated certificate of incorporation to limit the liability of certain officers in certain circumstances as permitted by the Delaware General Corporation Law was not approved, as the affirmative vote of holders of a majority of the outstanding shares of capital stock entitled to vote was required for approval. Votes were as follows:

For	Against	Abstain	Broker Non-Votes
9,578,748	1,112,071	36,181	9,170,396

Proposal 7

As discussed in Item 5.02 above, the Plan Amendment to increase the maximum number of shares of Common Stock reserved and issuable under the 2018 Plan was approved. Votes were as follows:

For	Against	Abstain	Broker Non-Votes
5,571,002	5,126,315	29,683	9,170,396

Proposal 8

The non-binding, advisory proposal to approve the compensation of the Company’s named executive officers was approved. Votes were as follows:

For	Against	Abstain	Broker Non-Votes
9,296,483	1,351,889	78,628	9,170,396

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

10.1	Fourth Amendment to the iRobot Corporation 2018 Stock Option and Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2025		iROBOT CORPORATION

	By:	/s/ Kevin Lanouette
	Name:	Kevin Lanouette
	Title:	Senior Vice President & General Counsel